Exhibit 1
JOINT FILING AGREEMENT
     Each of the undersigned acknowledges and agrees that the foregoing Statement on Schedule 13D is filed on behalf of the undersigned. Each of the undersigned acknowledges that it shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

TEEKAY CORPORATION
By:	/s/ BJORN MOLLER
	Name:	Bjorn Moller
	Title:	President and Chief Executive Officer

A/S DAMPSKIBSSELSKABET TORM
By:	/s/ KLAUS KJAERULFF
	Name:	Klaus Kjærulff
	Title:	Chief Executive Officer

TEEKAY ACQUISITION HOLDINGS LLC
By:	/s/ BJORN MOLLER
	Name:	Bjorn Moller
	Title:	President and Chief Executive Officer of Teekay Corporation, its sole member

OMAHA, INC.
By:	/s/ BJORN MOLLER
	Name:	Bjorn Moller
	Title:	Director

By:	/s/ JESPER HOLMARK
	Name:	Jesper Holmark
	Title:	Director

     Dated: June 4, 2007